Exhibit 99.1

First Security Group Announces Fourth Quarter Results

Maintains Focus on Capital, Liquidity and Core Deposits

CHATTANOOGA, Tenn.--(BUSINESS WIRE)--January 21, 2010--First Security Group, Inc. (NASDAQ: FSGI), today reported a net loss available to common shareholders of $3.1 million, or $0.20 per diluted share for the fourth quarter of 2009, and a net loss of $35.0 million for 2009; full year results included a non-cash goodwill impairment charge of $24.8 million, net of tax, in the third quarter of 2009. Excluding the goodwill impairment charge, the net loss was $10.2 million for 2009.

For the fourth quarter of 2009, First Security recorded a $4.8 million provision for loan and lease losses as the Company continues to employ a conservative approach to address the existing and emerging credit issues related to the national and regional economic slowdown and the corresponding increases in unemployment.

  Capital: First Security is committed to maintaining strong capital levels and continues to remain significantly above the well-capitalized regulatory standards throughout this economic cycle. As of December 31, 2009, First Security’s tangible capital ratio was 10.33 percent. In the fourth quarter, First Security engaged a nationally recognized consulting firm to complete a capital stress test that simulated an economic downturn scenario more adverse than the current economy. Test results indicate that First Security’s tangible capital ratio, absent additional capital, would remain strong at 8.10 percent.
  Allowance for Loan and Lease Losses and Asset Quality: First Security’s allowance for loan and lease losses increased to $26.5 million, representing 2.78 percent of outstanding loans compared to 2.66 percent in the previous quarter. The increase in allowance follows an extensive loan review and an increase in total non-accrual loans and leases in the fourth quarter. Non-performing assets as of December 31, 2009 totaled $65.4 million, or 4.83 percent of total assets, compared to $47.7 million, or 3.97 percent, as of September 30, 2009.
  Deposit Growth and Liquidity: First Security grew its in-market customer deposits by $22.5 million, or 10.9 percent annualized, to $842.9 million, during the fourth quarter of 2009; while all deposit categories increased, the growth was led by money market accounts, non-interest bearing demand deposit accounts and non-brokered jumbo CDs. In addition and in light of economic conditions, First Security locked in historically attractive low-cost longer term brokered deposits in order to build a liquidity fortress.

“By all measures, 2009 was a difficult year for the banking industry, and for First Security. However, our strong capital positions us favorably compared to peers to manage problem assets aggressively and to weather the downturn. In the fourth quarter, we completed several strategic initiatives. Most importantly, we successfully conducted a comprehensive capital stress test, completed an extensive loan review and established a healthy liquidity reserve,” said Rodger B. Holley, Chairman, CEO and President of First Security.

“Given the difficult economic conditions, increasing unemployment and subsequent credit costs, it also made sense for us to make some changes to our credit structure that will allow us to maintain local knowledge of our markets while strengthening our centralized oversight and control, maintaining our commitment to superior customer service and simultaneously managing overall asset quality and interest rate exposure.”

Holley added, “We believe that taking these steps now will better position us for greater opportunities of growth and expansion in the future.”

For the fourth quarter of 2009, net interest income totaled $10.6 million, a decline of 3.0 percent on a linked quarter basis and a decline of less than one percent from the fourth quarter of 2008. In 2009, net interest income totaled $42.2 million for the year, a 6.7 percent decline from full year 2008, due partly to the Federal Reserve’s interest rate cuts, a strategic reduction of the loan portfolio and a rising level of non-accrual loans.

Non-interest income for the fourth quarter of 2009 declined by $234 thousand, or 8.5 percent, on a linked quarter basis to $2.5 million; the decrease was due largely to a decline in mortgage origination fees. In the fourth quarter of 2009, trust income increased to $204 thousand, an increase of 6.8 percent over the third quarter of 2009. For the full year 2009, non-interest income totaled $10.3 million, compared to $11.7 million for 2008.

In 2009, non-interest expense totaled $11.5 million for the fourth quarter, and $68.2 million for the year. In the third quarter of 2009, a non-cash goodwill impairment charge of $27.2 million was incurred. Excluding this goodwill impairment charge, non-interest expense would have been $41.1 million for 2009, a slight increase from the $40.4 million incurred in 2008. Consistent with First Security’s focus on controlling costs whenever possible, a number of categories of non-interest expense in the fourth quarter of 2009 declined on a linked quarter basis, including occupancy, furniture and equipment, data processing and printing and supplies. The number of full-time equivalent employees declined to 347 as of December 31, 2009, from 361 a year ago and 348 at the end of the third quarter of 2009.

Economic uncertainty, higher unemployment rates and reduced consumer spending have created financial challenges for many owner-managed businesses and individuals, which have combined to result in an increase in non-performing loans. In the fourth quarter, First Security engaged an independent consulting firm to conduct an additional review of its loan portfolio. The primary purpose of the loan review was to evaluate individual credits for compliance with credit and underwriting standards, and to assess the potential impairment of certain credits in which First Security might experience additional risk of loss. The consultants reviewed over 50 percent of the entire loan portfolio. Combining this additional evaluation with existing loan review processes, approximately 71 percent of the entire loan portfolio was reviewed in the last few months of the year. The efforts of these combined loan reviews included approximately 85 percent of commercial real estate loans and 95 percent of construction and development loans. The results of these reviews are reflected in the year-end financial statements.

First Security is aggressively acknowledging and resolving problem credits. All non-accrual loans are reviewed for potential impairment and shortfalls in collateral are reserved accordingly. From September 30, 2009, non-accruals increased $14.0 million to $45.5 million at the end of the fourth quarter of 2009. The largest non-accrual loan categories were commercial and industrial (C&I) loans with $15.4 million, construction and development (C&D) with $13.7 million, and commercial real estate (CRE) with $6.2 million. Approximately 37.0 percent of First Security’s year-end non-accrual loans are current with respect to contractual principal and/or interest payments. Also during the fourth quarter of 2009, other real estate owned increased $1.8 million to $16.0 million, and repossessed assets increased $1.8 million to $3.9 million.

As of December 31, 2009, the allowance for loan and lease losses was $26.5 million, or 2.78 percent of total loans, compared to $25.7 million, or 2.66 percent of total loans, as of September 30, 2009. As of December 31, 2009, approximately 83.1 percent of the allowance was allocated to loan pools based on common characteristics, whereas the remainder was allocated to impaired loans where the loss is deemed probable.

Net charge-offs totaled $4.0 million, or 1.68 percent of average loans, during the fourth quarter of 2009, compared to $2.9 million, or 1.18 percent, during the linked quarter. Additional detail on asset quality is available in the supplemental data following the financial highlights.

First Security continues its strategic focus of reducing certain balance sheet risks while also supporting economic growth in the region by meeting the loan needs of credit worthy businesses and consumers. During the fourth quarter of 2009, loan balances declined by $12.3 million, or 1.3 percent (5.1 percent annualized). This decline was concentrated in C&D loans of $23.4 million. First Security continues to decrease its C&D exposure and anticipates that by the end of the first quarter of 2010, the remaining exposure to this loan category will be further reduced.

First Security’s loan portfolio consists of in-market loans originated throughout its branch network. The loan portfolio is well diversified with 29.6 percent in 1-4 family residential, 27.3 percent in CRE, 16.0 percent in C&D and 15.4 percent in C&I. Additional detail on the loan portfolio is available in the supplemental data following financial highlights.

At December 31, 2009, total deposits were $1.2 billion, an increase of 16.0 percent (64.1 percent annualized), compared to the end of the third quarter of 2009. Core deposits, which include non-interest bearing demand deposit accounts, interest-bearing demand deposit accounts, savings and money markets and certificates of deposit of less than $100 thousand, increased to $635.5 million at the end of the fourth quarter of 2009, an increase of $18.5 million from September 30, 2009. Savings and money market accounts increased by 7.9 percent (31.7 percent annualized) to $177.5 million, non-interest bearing demand deposit accounts increased by 3.0 percent (11.9 percent annualized) to $151.2 million and non-brokered jumbo CDs increased by 1.9 percent (7.7 percent annualized) to $207.5 million.

During the fourth quarter of 2009, brokered certificates of deposit increased by $140.9 million, or 115.9 percent, to $262.5 million from the third quarter of 2009 as a result of an initiative to strengthen First Security’s liquidity base and to take advantage of historically low-cost longer term deposits.

As of December 31, 2009, First Security maintained capital levels significantly exceeding the well-capitalized regulatory standards. The tangible equity to tangible assets ratio as of December 31, 2009 was 10.33 percent. Stockholders’ equity at the end of the third quarter of 2009 was $141.6 million, and common stockholders’ equity was $110.3 million. In the fourth quarter, First Security filed a registration statement on Form S-1 to maintain flexibility in accessing capital markets. While First Security has no immediate plans to commence a stock offering, it will continue to monitor the current market environment.

Also in the fourth quarter of 2009, First Security engaged a nationally recognized, independent consulting firm to complete a stress test of its loan portfolio to assess the potential impact of future deterioration in asset quality on the capital position based on different economic scenarios. The method for stress testing the portfolio was based on the technique used by the federal regulators to evaluate the nation’s largest 19 financial institutions in the Supervisory Capital Assessment Program (SCAP) and further tailored to reflect the risk inherent in First Security’s portfolio and markets. While First Security was not one of the banks subject to the SCAP stress test, management believed that it was prudent risk management to conduct a similar test on its loan portfolio. The results from this stress test are not a prediction of the most likely scenario that exists for First Security, but rather simulate an estimate of losses that may occur in an economic downturn scenario that is more severe than what is currently being experienced. The results of the stress test, assuming First Security experiences the credit losses projected under a “more adverse” scenario, indicate that First Security’s capital ratios, absent additional capital, would decline to 9.98 percent total risk-based, 8.65 percent Tier 1 risk-based, and 7.50 percent Tier 1 leverage.

“With our current proactive measures to fortify our balance sheet, enhance our credit structure and reduce risk in our loan portfolio, we remain focused on strategic initiatives to improve our position of strength,” Mr. Holley concluded. “We target both consumers and small to medium-sized owner-operated businesses in our markets and have developed a localized approach that focuses on providing superior customer service through our employees who are relationship-oriented and committed to their respective communities. Through this strategy, we remain focused on our long term objectives to grow our business, expand our customer base, deepen our customer relationships, and improve our profitability.”

Webcast and Conference Call Information

First Security’s executive management team will host a conference call and simultaneous webcast on Thursday, January 21, 2010, at 3:00 PM Eastern Daylight Time to discuss fourth quarter results. The webcast can be accessed live on First Security’s website www.FSGBank.com on the Corporate Information/Investor Relations page. A replay will be available approximately two hours after the live conference call ends and will be archived on First Security’s website for one month.

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, Tennessee, with $1.4 billion in assets. Founded in 1999, First Security’s community bank subsidiary, FSGBank, N.A. has 39 full-service banking offices along the interstate corridors of eastern and middle Tennessee and northern Georgia. In Dalton, Georgia, FSGBank operates under the name of Dalton Whitfield Bank; along the Interstate 40 corridor in Tennessee, FSGBank operates under the name of Jackson Bank & Trust. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning, internet banking (www.FSGBank.com) and equipment leasing.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America (GAAP). First Security’s management uses these “non-GAAP” measures in its analysis of First Security’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on First Security’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security’s core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1993) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Public companies, from time to time, become aware of rumors concerning their business. Investors are cautioned that in this age of instant communication and internet access, it may be important to avoid relying on rumors and unsubstantiated information. First Security complies with Federal and State law applicable to disclosure of information. Investors may be at significant risk in relying on unsubstantiated information from other sources.

First Security Group, Inc. and Subsidiary
Consolidated Balance Sheets
	December 31,	December 31,
(in thousands, except share data)	2009	2008
	(unaudited)

ASSETS
Cash & Due from Banks	$23,220	$23,222
Federal Funds Sold and Securities Purchased under Agreements to Resell	-	-
Cash and Cash Equivalents	23,220	23,222
Interest-Bearing Deposits in Banks	152,616	918
Securities Available-for-Sale	143,045	139,305
Loans Held for Sale	1,225	1,609
Loans	950,793	1,009,975
Total Loans	952,018	1,011,584
Less: Allowance for Loan and Lease Losses	26,492	17,385
	925,526	994,199
Premises and Equipment, net	33,157	33,808
Goodwill	-	27,156
Intangible Assets	1,918	2,404
Other Assets	74,352	55,215
TOTAL ASSETS	$1,353,834	$1,276,227

LIABILITIES
Deposits
Noninterest-Bearing Demand	$151,174	$150,047
Interest-Bearing Demand	62,429	61,402
Savings and Money Market Accounts	177,543	151,259
Certificates of Deposit of less than $100 thousand	244,312	249,978
Certificates of Deposit of $100 thousand or more	207,465	206,502
Brokered Deposits	339,750	257,098
Total Deposits	1,182,673	1,076,286
Federal Funds Purchased and Securities Sold under Agreements to Repurchase	17,911	40,036
Security Deposits	1,376	2,078
Other Borrowings	94	2,777
Other Liabilities	10,181	10,806
Total Liabilities	1,212,235	1,131,983
STOCKHOLDERS' EQUITY
Preferred Stock - no par value 10,000,000 authorized; 33,000 issued as of December 31, 2009; none issued as of December 31, 2008	31,339	-
Common Stock - $.01 par value 50,000,000 shares authorized; 16,418,327 issued as of December 31, 2009; 16,419,883 issued as of December 31, 2008	114	114
Paid-In Surplus	111,964	111,777
Common Stock Warrants	2,006	-
Unallocated ESOP Shares	(6,193)	(5,944)
(Accumulated Deficit) Retained Earnings	(3,823)	32,387
Accumulated Other Comprehensive Income	6,192	5,910
Total Stockholders' Equity	141,599	144,244
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,353,834	$1,276,227

First Security Group, Inc. and Subsidiary
Consolidated Statements of Income

	Three Months Ended		Year-to-Date
	December 31,		December 31,
(in thousands except per share amounts)	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Loans, including fees	$13,913	$16,230	$57,772	$69,846
Debt Securities - taxable	1,120	1,178	4,555	4,588
Debt Securities - non-taxable	408	421	1,608	1,605
Other	34	8	72	49
Total Interest Income	15,475	17,837	64,007	76,088

INTEREST EXPENSE
Interest Bearing Demand Deposits	44	65	190	327
Savings Deposits and Money Market Accounts	413	531	1,668	2,285
Certificates of Deposit of less than $100 thousand	1,496	2,347	7,183	10,549
Certificates of Deposit of $100 thousand or more	1,331	2,068	6,265	9,310
Brokered Deposits	1,492	1,868	5,970	4,809
Other	127	358	522	3,581
Total Interest Expense	4,903	7,237	21,798	30,861

NET INTEREST INCOME	10,572	10,600	42,209	45,227
Provision for Loan and Lease Losses	4,846	8,662	25,315	15,753
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	5,726	1,938	16,894	29,474

NON-INTEREST INCOME
Service Charges on Deposit Accounts	1,141	1,334	4,642	5,284
Gain (Loss) on Sales of Available for Sale Securities, net	-	-	-	146
Other	1,362	1,341	5,693	6,252
Total Non-interest Income	2,503	2,675	10,335	11,682

NON-INTEREST EXPENSE
Salaries and Employee Benefits	4,943	4,948	20,246	21,577
Expense on Premises and Fixed Assets, net of rental income	1,366	1,594	5,891	6,564
Impairment of Goodwill	-	-	27,156	-
Other	5,207	3,808	14,938	12,241
Total Non-interest Expense	11,516	10,350	68,231	40,382

(LOSS) INCOME BEFORE INCOME TAX PROVISION	(3,287)	(5,737)	(41,002)	774
Income Tax Benefit	(656)	(2,425)	(7,982)	(587)
NET (LOSS) INCOME	(2,631)	(3,312)	(33,020)	1,361
Preferred Stock Dividends	413	-	1,609	-
Accretion on Preferred Stock Discount	91	-	345	-
NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(3,135)	$(3,312)	$(34,974)	$1,361

NET (LOSS) INCOME PER SHARE:
Net (Loss) Income Per Share - basic	$(0.20)	$(0.21)	$(2.25)	$0.08
Net (Loss) Income Per Share - diluted	$(0.20)	$(0.21)	$(2.25)	$0.08
Dividends Declared Per Common Share	$0.01	$0.05	$0.08	$0.20

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	15,582	15,817	15,550	16,021
DILUTED	15,584	15,859	15,550	16,143

First Security Group, Inc. and Subsidiary
Consolidated Financial Highlights
(unaudited)

	(in thousands, except per share amounts and full-time equivalent employees)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	Year-to-Date	Year-to-Date
	2009	2009	2009	2009	2008	December 31, 2009	December 31, 2008

Earnings:
Net interest income	$10,572	$10,900	$10,500	$10,237	$10,600	$42,209	$45,227
Provision for loan and lease losses	$4,846	$9,280	$6,196	$4,993	$8,662	$25,315	$15,753
Non-interest income	$2,503	$2,737	$2,644	$2,451	$2,675	$10,335	$11,682
Non-interest expense	$11,516	$37,363	$9,892	$9,460	$10,350	$68,231	$40,382
Dividends and accretion on preferred stock	$504	$502	$500	$448	$-	$1,954	$-
Net (loss) income available to common stockholders	$(3,135)	$(28,631)	$(1,908)	$(1,300)	$(3,312)	$(34,974)	$1,361

Earnings - Normalized
Non-interest expense, excluding goodwill impairment	$11,516	$10,207	$9,892	$9,460	$10,350	$41,075	$40,382
Net (loss) income available to common stockholders, excluding goodwill impairment	$(3,135)	$(3,869)	$(1,908)	$(1,300)	$(3,312)	$(10,212)	$1,361

Per Share Data:
Net (loss) income available to common stockholders, basic	$(0.20)	$(1.84)	$(0.12)	$(0.08)	$(0.21)	$(2.25)	$0.08
Net (loss) income available to common stockholders, diluted	$(0.20)	$(1.84)	$(0.12)	$(0.08)	$(0.21)	$(2.25)	$0.08
Cash dividends declared on common shares	$0.01	$0.01	$0.01	$0.05	$0.05	$0.08	$0.20
Book value per common share	$6.72	$6.94	$8.61	$8.76	$8.78	$6.72	$8.78
Tangible book value per common share	$6.60	$6.82	$6.82	$6.97	$6.98	$6.60	$6.98

Per Share Data - Normalized:
Net (loss) income, excluding goodwill impairment, basic	$(0.20)	$(0.25)	$(0.12)	$(0.08)	$(0.21)	$(0.66)	$0.08
Net (loss) income, excluding goodwill impairment, diluted	$(0.20)	$(0.25)	$(0.12)	$(0.08)	$(0.21)	$(0.66)	$0.08

Performance Ratios:
Return on average assets	-1.00%	-9.30%	-0.61%	-0.40%	-1.04%	-2.78%	0.11%
Return on average common equity	-10.90%	-80.88%	-5.28%	-3.57%	-8.98%	-25.60%	0.92%
Return on average tangible assets	-1.00%	-9.52%	-0.62%	-0.41%	-1.06%	-2.83%	0.11%
Return on average tangible common equity	-11.09%	-101.66%	-6.63%	-4.48%	-11.24%	-30.62%	1.15%
Net interest margin, taxable equivalent	3.67%	3.96%	3.77%	3.63%	3.74%	3.75%	4.07%
Efficiency ratio	88.08%	273.98%	75.26%	74.56%	77.97%	129.85%	70.96%
Non-interest income to net interest income and non-interest income	19.14%	20.07%	20.12%	19.32%	20.15%	19.67%	20.53%

Performance Ratios - Normalized:
Return on average assets, excluding goodwill impairment	-1.00%	-1.26%	-0.61%	-0.40%	-1.04%	-0.81%	0.11%
Return on average common equity, excluding goodwill impairment	-10.90%	-10.93%	-5.28%	-3.57%	-8.98%	-7.48%	0.92%
Return on average tangible assets, excluding goodwill impairment	-1.00%	-1.29%	-0.62%	-0.41%	-1.06%	-0.83%	0.11%
Return on average tangible common equity, excluding goodwill impairment	-11.09%	-13.74%	-6.63%	-4.48%	-11.24%	-8.94%	1.15%

Capital & Liquidity:
Total equity to total assets	10.46%	12.07%	13.93%	13.73%	11.30%	10.46%	11.30%
Tangible equity to tangible assets	10.33%	11.92%	11.84%	11.69%	9.20%	10.33%	9.20%
Tangible common equity to tangible assets	8.01%	9.32%	9.26%	9.20%	9.20%	8.01%	9.20%
Dividend payout ratio	nm	nm	nm	nm	nm	nm	239.02%
Total loans to total deposits	80.50%	94.60%	93.75%	93.08%	93.99%	80.50%	93.99%

Asset Quality:
Net charge-offs	$4,034	$2,862	$6,944	$2,344	$4,606	$16,184	$9,300
Net loans charged-off to average loans, annualized	1.68%	1.18%	2.82%	0.94%	1.82%	1.66%	0.93%
Non-accrual loans	$45,454	$31,463	$26,782	$26,706	$18,453	$45,454	$18,453
Other real estate owned	$16,017	$14,206	$12,930	$11,309	$7,145	$16,017	$7,145
Repossessed assets	$3,881	$2,050	$1,473	$1,864	$1,680	$3,881	$1,680
Non-performing assets (NPA)	$65,352	$47,719	$41,185	$39,879	$27,278	$65,352	$27,278
NPA to total assets	4.83%	3.97%	3.33%	3.13%	2.14%	4.83%	2.14%
Loans 90 days past due	$4,524	$3,377	$3,373	$5,413	$2,706	$4,524	$2,706
NPA + loans 90 days past due to total assets	5.16%	4.25%	3.60%	3.55%	2.35%	5.16%	2.35%
Non-performing loans (NPL)	$49,978	$34,840	$30,155	$32,119	$21,159	$49,978	$21,159
NPL to total loans	5.25%	3.61%	3.11%	3.24%	2.09%	5.25%	2.09%
Allowance for loan and lease losses to total loans	2.78%	2.66%	1.99%	2.02%	1.72%	2.78%	1.72%
Allowance for loan and lease losses to NPL	53.01%	73.73%	63.92%	62.36%	82.16%	53.01%	82.16%

Period End Balances:
Loans	$952,018	$964,295	$968,493	$992,647	$1,011,584	$952,018	$1,011,584
Intangible assets	$1,918	$2,012	$29,295	$29,425	$29,560	$1,918	$29,560
Assets	$1,353,834	$1,202,908	$1,238,393	$1,274,385	$1,276,227	$1,353,834	$1,276,227
Deposits	$1,182,673	$1,019,287	$1,033,046	$1,066,395	$1,076,286	$1,182,673	$1,076,286
Common stockholders' equity	$110,260	$113,941	$141,305	$143,911	$144,244	$110,260	$144,244
Total stockholders' equity	$141,599	$145,189	$172,463	$174,982	$144,244	$141,599	$144,244
Common stock market capitalization	$39,075	$63,209	$62,388	$55,335	$75,860	$39,075	$75,860
Full-time equivalent employees	347	348	353	361	361	347	361
Common shares outstanding	16,418	16,418	16,418	16,420	16,420	16,418	16,420

Average Balances:
Loans	$960,744	$966,677	$984,210	$999,954	$1,011,727	$977,758	$997,371
Intangible assets	$1,955	$28,941	$29,365	$29,498	$29,677	$22,382	$29,948
Earning assets	$1,168,774	$1,115,542	$1,142,338	$1,168,135	$1,150,799	$1,150,337	$1,132,962
Assets	$1,258,592	$1,231,926	$1,258,363	$1,286,371	$1,274,674	$1,258,663	$1,258,469
Deposits	$1,081,372	$1,024,105	$1,047,865	$1,075,316	$1,046,970	$1,057,090	$956,994
Common stockholders' equity	$115,012	$141,600	$144,476	$145,588	$147,499	$136,599	$148,655
Total stockholders' equity	$146,280	$172,779	$175,568	$172,815	$147,499	$166,804	$148,655
Common shares outstanding, basic - wtd	15,582	15,543	15,503	15,573	15,817	15,550	16,021
Common shares outstanding, diluted - wtd	15,584	15,543	15,503	15,573	15,859	15,550	16,143

Non-GAAP Reconciliation Table

	(in thousands, except per share data)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	Year-to-Date	Year-to-Date
	2009	2009	2009	2009	2008	December 31, 2009	December 31, 2008

Return on average assets	-1.00%	-9.30%	-0.61%	-0.40%	-1.04%	-2.78%	0.11%
Effect of intangible assets	-	-0.22%	-0.01%	-0.01%	-0.02%	-0.05%	-
Return on average tangible assets	-1.00%	-9.52%	-0.62%	-0.41%	-1.06%	-2.83%	0.11%

Return on average assets	-1.00%	-9.30%	-0.61%	-0.40%	-1.04%	-2.78%	0.11%
Effect of goodwill impairment	-	8.04%	-	-	-	1.97%	-
Return on average assets, excluding goodwill impairment	-1.00%	-1.26%	-0.61%	-0.40%	-1.04%	-0.81%	0.11%
Effect of average intangible assets	-	-0.03%	-0.01%	-0.01%	-0.02%	-0.02%	-
Return on average tangible assets, excluding goodwill impairment	-1.00%	-1.29%	-0.62%	-0.41%	-1.06%	-0.83%	0.11%

Return on average common equity	-10.90%	-80.88%	-5.28%	-3.57%	-8.98%	-25.60%	0.92%
Effect of goodwill impairment	-	69.95%	-	-	-	18.12%	-
Return on average common equity, excluding goodwill impairment	-10.90%	-10.93%	-5.28%	-3.57%	-8.98%	-7.48%	0.92%
Effect on average intangible assets	-0.19%	-2.81%	-1.35%	-0.91%	-2.26%	-1.46%	0.23%
Return on average tangible common equity, excluding goodwill impairment	-11.09%	-13.74%	-6.63%	-4.48%	-11.24%	-8.94%	1.15%

Total equity to total assets	10.46%	12.07%	13.93%	13.73%	11.30%	10.46%	11.30%
Effect of intangible assets	-0.13%	-0.15%	-2.09%	-2.04%	-2.10%	-0.13%	-2.10%
Tangible equity to tangible assets	10.33%	11.92%	11.84%	11.69%	9.20%	10.33%	9.20%
Effect of preferred stock	-2.32%	-2.60%	-2.58%	-2.49%	-	-2.32%	-
Tangible common equity to tangible assets	8.01%	9.32%	9.26%	9.20%	9.20%	8.01%	9.20%

Non-interest expense	$11,516	$37,363	$9,892	$9,460	$10,350	$68,231	$40,382
Impairment of goodwill	-	(27,156)	-	-	-	(27,156)	-
Non-interest expense, excluding goodwill impairment	$11,516	$10,207	$9,892	$9,460	$10,350	$41,075	$40,382

Net (loss) income available to common stockholders	$(3,135)	$(28,631)	$(1,908)	$(1,300)	$(3,312)	$(34,974)	$1,361
Effect of goodwill impairment, net of $2,394 tax effect	-	24,762	-	-	-	24,762	-
Net (loss) income available to common stockholders, excluding goodwill impairment	$(3,135)	$(3,869)	$(1,908)	$(1,300)	$(3,312)	$(10,212)	$1,361

Total stockholders' equity	$141,599	$145,189	$172,463	$174,982	$144,244	$141,599	$144,244
Effect of preferred stock	(31,339)	(31,248)	(31,158)	(31,071)	-	(31,339)	-
Common stockholders' equity	$110,260	$113,941	$141,305	$143,911	$144,244	$110,260	$144,244

Average assets	$1,258,592	$1,231,926	$1,258,363	$1,286,371	$1,274,674	$1,258,663	$1,258,469
Effect of average intangible assets	1,955	28,941	29,365	29,498	29,677	22,382	29,948
Average tangible assets	$1,256,637	$1,202,985	$1,228,998	$1,256,873	$1,244,997	$1,236,281	$1,228,521

Average total stockholders' equity	$146,280	$172,779	$175,568	$172,815	$147,499	$166,804	$148,655
Effect of average preferred stock	(31,268)	(31,179)	(31,092)	(27,227)	-	(30,205)	-
Average common stockholders' equity	115,012	141,600	144,476	145,588	147,499	136,599	148,655
Effect of average intangible assets	(1,955)	(28,941)	(29,365)	(29,498)	(29,677)	(22,382)	(29,948)
Average tangible common stockholders' equity	$113,057	$112,659	$115,111	$116,090	$117,822	$114,217	$118,707

Per Share Data
Book value per common share	$6.72	$6.94	$8.61	$8.76	$8.78	$6.72	$8.78
Effect of intangible assets	(0.12)	(0.12)	(1.79)	(1.79)	(1.80)	(0.12)	(1.80)
Tangible book value per common share	$6.60	$6.82	$6.82	$6.97	$6.98	$6.60	$6.98

Net (loss) income available to common stockholders, basic	$(0.20)	$(1.84)	$(0.12)	$(0.08)	$(0.21)	$(2.25)	$0.08
Effect of goodwill impairment, net of tax	-	1.59	-	-	-	1.59	-
Net (loss) income, excluding goodwill impairment, basic	$(0.20)	$(0.25)	$(0.12)	$(0.08)	$(0.21)	$(0.66)	$0.08

Net (loss) income available to common stockholders, diluted	$(0.20)	$(1.84)	$(0.12)	$(0.08)	$(0.21)	$(2.25)	$0.08
Effect of goodwill impairment, net of tax	-	1.59	-	-	-	1.59	-
Net (loss) income, excluding goodwill impairment, diluted	$(0.20)	$(0.25)	$(0.12)	$(0.08)	$(0.21)	$(0.66)	$0.08

Supplemental Data	(in thousands)

Allowance for loan and lease losses	$26,492	$25,686	$19,275	$20,028	$17,385	$26,492	$17,385
Net interest income, tax equivalent	$10,804	$11,126	$10,729	$10,469	$10,841	$43,128	$46,150
Impairment of goodwill	$-	$27,156	$-	$-	$-	$27,156	$-
Amortization of intangibles	$94	$127	$129	$135	$188	$485	$796
(Gain)/Loss on sales of available-for-sale securities, net	$-	$-	$-	$-	$-	$-	$(146)
Gain on sales of foreclosed and repossessed property, leased equipment, premises and equipment and loans	$(138)	$(70)	$(146)	$(70)	$(72)	$(424)	$(551)
Losses on sales of foreclosed and repossessed property and premises and equipment	$313	$149	$82	$59	$149	$603	$349
Write-downs on foreclosed and repossessed property and other assets	$198	$120	$205	$182	$740	$705	$985
Mortgage loan and related fees	$199	$385	$199	$242	$172	$1,025	$1,443

Loans by Type
Loans secured by real estate-
Residential 1-4 family	$281,354	$284,811	$288,836	$294,314	$296,454	$281,354	$296,454
Commercial	259,819	233,692	225,790	223,759	234,630	259,819	234,630
Construction	153,144	176,570	183,623	190,581	194,603	153,144	194,603
Multi-family and Farmland	37,960	37,461	33,847	36,541	34,273	37,960	34,273
Total loans secured by real estate	732,277	732,534	732,096	745,195	759,960	732,277	759,960
Commercial loans	146,016	148,473	150,472	162,534	157,906	146,016	157,906
Consumer installment loans	48,927	51,866	54,261	53,406	58,296	48,927	58,296
Leases, net of unearned income	19,730	24,679	26,784	29,117	30,873	19,730	30,873
Other	5,068	6,743	4,880	2,395	4,549	5,068	4,549
Total loans	$952,018	$964,295	$968,493	$992,647	$1,011,584	$952,018	$1,011,584

Supplemental Data (continued)
Asset Quality Information

	4th Quarter	4th Quarter	3rd Quarter	3rd Quarter	2nd Quarter	2nd Quarter	1st Quarter	1st Quarter	Year-to-Date	Year-to-Date
	2009	2009	2009	2009	2009	2009	2009	2009	2009	2009
	(in thousands)	(units)	(in thousands)	(units)	(in thousands)	(units)	(in thousands)	(units)	(in thousands)	(units)
Non-Accrual Loans and Leases - Activity
Beginning Balance	$31,463	106	$26,782	91	$26,706	70	$18,453	57	$18,453	57
Additions	20,378		11,837		9,643		12,589		54,447
Reductions	(6,387)		(7,156)		(9,567)		(4,336)		(27,446)
Ending Balance	$45,454	187	$31,463	106	$26,782	91	$26,706	70	$45,454	187

Non-Accrual Loans and Leases - Classification
Construction/Development Loans	$13,706	36	$10,583	15	$8,706	9	$9,040	12	$13,706	36
Residential Real Estate Loans	6,059	52	3,758	32	3,713	30	2,179	18	6,059	52
Commercial Real Estate Loans	6,156	26	2,162	11	4,595	16	3,575	12	6,156	26
Commercial & Industrial Loans	15,397	38	8,432	25	3,160	15	6,904	20	15,397	38
Commercial Leases	2,389	20	5,064	21	5,126	16	3,523	4	2,389	20
Consumer and Other Loans	1,747	15	1,464	2	1,482	5	1,485	4	1,747	15
Total	$45,454	187	$31,463	106	$26,782	91	$26,706	70	$45,454	187

Other Real Estate Owned - Activity
Beginning Balance	$14,206	68	$12,930	61	$11,309	49	$7,145	51	$7,145	51
Additions	4,415		5,599		4,522		5,111		19,647
Reductions	(2,604)		(4,323)		(2,901)		(947)		(10,775)
Ending Balance	$16,017	85	$14,206	68	$12,930	61	$11,309	49	$16,017	85

Other Real Estate Owned - Classification
Construction/Development Loans	$6,243	37	$6,339	31	$7,187	38	$5,484	30	$6,243	37
Residential Real Estate Loans	5,132	34	3,688	25	2,657	14	2,598	14	5,132	34
Commercial Real Estate Loans	4,642	14	4,179	12	3,086	9	3,227	5	4,642	14
Total	$16,017	85	$14,206	68	$12,930	61	$11,309	49	$16,017	85

Loans 90 Days Past Due - Classification
Construction/Development Loans	$30	1	$532	3	$94	4	$481	7	$30	1
Residential Real Estate Loans	653	6	1,145	19	795	12	765	13	653	6
Commercial Real Estate Loans	239	2	108	2	41	1	2,898	8	239	2
Commercial & Industrial Loans	12	1	67	4	59	6	673	12	12	1
Commercial Leases	3,522	47	1,307	36	2,308	24	478	13	3,522	47
Consumer and Other Loans	68	16	218	19	76	10	118	20	68	16
Total	$4,524	73	$3,377	83	$3,373	57	$5,413	73	$4,524	73

Repossessed Assets - Activity
Beginning Balance	$2,050	163	$1,473	56	$1,864	63	$1,680	56	$1,680	56
Additions	3,588		1,978		810		1,318		7,694
Reductions	(1,757)		(1,401)		(1,201)		(1,134)		(5,493)
Ending Balance	$3,881	188	$2,050	163	$1,473	56	$1,864	63	$3,881	188

CONTACT:
First Security Group, Inc.
Rodger B. Holley, Chairman, CEO and President, 423-308-2080
rholley@FSGBank.com
or
William L. (Chip) Lusk, Jr., EVP & CFO, 423-308-2070
clusk@FSGBank.com